Exhibit 5.1

KRAMER LEVIN NAFTALIS & FRANKEL LLP

June 29, 2016

FCB Financial Holdings, Inc.

2500 Weston Road, Suite 300

Weston, Florida 33331

Re:	FCB Financial Holdings, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to FCB Financial Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 2,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Shares”), which may be issued pursuant to the Company’s 2016 Stock Incentive Plan (as the same may be amended from time to time, the “Plan”).

In rendering this opinion, we have examined copies of the following documents (collectively, the “Transaction Documents”):

A. the Registration Statement,

B. the Plan,

C. the Restated Certificate of Incorporation of the Company and the By-laws of the Company, as amended, and

D. the resolutions of the Board of Directors and Compensation Committee of the Company relating to the approval of the Plan.

We have also reviewed such other documents and made such other investigations as we have deemed appropriate. As to various questions of fact material to this opinion, we have relied upon the statements of the Company contained in the Transaction Documents and upon the statements, representations and certificates of officers or representatives of the Company, public officials and others. We have not independently verified the facts so relied on.

Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, upon the issuance thereof and payment therefor, if required, in accordance with the terms stated in the Plan or in the award agreements entered into pursuant thereto, will be validly issued, fully paid and non-assessable.

KRAMER LEVIN NAFTALIS & FRANKEL LLP

FCB Financial Holdings, Inc.

June 29, 2016

We do not express any opinion with respect to any law other than the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal securities laws of the United States of America. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Thomas E. Constance, a member of this firm, is a director of the Company.

Very truly yours,

/s/ KRAMER LEVIN NAFTALIS & FRANKEL LLP

KRAMER LEVIN NAFTALIS & FRANKEL LLP